AMERICAN CENTURION LIFE INSURANCE COMPANY
SCHEDULE I - CONSOLIDATED SUMMARY OF INVESTMENTS
OTHER THAN INVESTMENTS IN RELATED PARTIES ($ thousands)
AS OF DECEMBER 31, 1996


-------------------------------------------------------------------------------------------
Column A                                  Column B         Column C           Column D

Type of Investment                          Cost            Value         Amount at which
                                                                            shown in the
                                                                           balance sheet
-------------------------------------------------------------------------------------------
Fixed maturities:
    Held to maturity:
        United States Government and
          government agencies and
          authorities (a)             $        1,584  $          1,696  $            1,584
        All other corporate bonds             17,995            18,262              17,995
                                        -------------   ---------------   -----------------
              Total held to maturity          19,579            19,958              19,579

    Available for sale:
        United States Government and
          government agencies and
          authorities (b)                     50,788            50,710              50,710
        States, municipalities and
           political subdivisions              1,000             1,021               1,021
        All other corporate bonds             82,843            84,360              84,360
                                        -------------   ---------------   -----------------
              Total available for sale       134,631           136,091             136,091

              Total investments       $      154,210  $      XXXXXXXXX  $          155,670
                                        =============                     =================

(a) - Includes mortgage-backed securities with a cost and market value of
           $1,584 and $1,696, respectively.
(b) - Includes mortgage-backed securities with a cost and market value of
           $48,693 and $48,647, respectively.

AMERICAN CENTURION LIFE INSURANCE COMPANY
SCHEDULE IV - REINSURANCE ($ thousands)
FOR THE YEARS ENDED DECEMBER 31, 1996 and 1995

--------------------------------------------------------------------------------------------------------------------
            Column A                  Column B         Column C         Column D          Column E      Column F

                                    Gross amount     Ceded to other   Assumed from          Net        % of amount
                                                       companies      other companies      Amount     assumed to net
--------------------------------------------------------------------------------------------------------------------

For the year ended
  December 31, 1996

Life insurance in force           $       242,209  $       241,974  $             0  $            235             0.00%
====================================================================================================================

Premiums:
  Life insurance                  $         1,351  $         1,351  $            --  $              0             0.00%
====================================================================================================================
Total premiums                    $         1,351  $         1,351  $            --  $              0             0.00%
====================================================================================================================

For the year ended
  December 31, 1995

Life insurance in force           $       265,799  $       265,564  $            --  $            235             0.00%
====================================================================================================================

Premiums:
  Life insurance                  $         1,384  $         1,384  $            --  $              0             0.00%
====================================================================================================================
Total premiums                    $         1,384  $         1,384  $            --  $              0             0.00%
====================================================================================================================


Report of Independent Auditors

The Board of Directors
American Centurion Life Assurance Company

We have audited the financial statements of American Centurion Life Assurance Company (a wholly-owned subsidiary of IDS Life Insurance Company) as of December 31, 1996 and 1995, and for the years then ended, and have issued our report thereon dated February 7, 1997 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in
Item 24(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth herein.



Ernst & Young LLP
Minneapolis, Minnesota
February 7, 1997